Exhibit 10.12

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of December 29, 2009 by and among SILICON VALLEY BANK, a California corporation and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“SVB”), in its capacity as collateral agent for the Lenders (“Agent”), and in its capacity as a “Lender” (SVB in such capacity and the other Lenders listed on Schedule 1.1 to the Loan Agreement (as hereinafter defined) or party thereto from time to time, including, without limitation, GOLD HILL VENTURE LENDING 03, L.P., each a “Lender” and collectively, “Lenders”), and VRINGO, INC., a Delaware corporation (“Grantor”).

RECITALS

A. Lenders have agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and among Lenders, the Agent and Grantor, dated January 29, 2008, as amended by that certain First Loan Modification Agreement by and among Lenders, the Agent and Grantor of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Lenders are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Agent, for the ratable benefit of the Lenders, and to each Lender a security interest in certain Copyrights, Trademarks, Patents, and Mask Works (as each term is described below) to secure the obligations of Grantor under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Agent, for the ratable benefit of the Lenders, and to each Lender a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Agent, for the ratable benefit of the Lenders, and to each Lender a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

1. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

2. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

3. Any and all design rights that may be available to Grantor now or hereafter existing, created, acquired or held;

4. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

5. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”);

6. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the “Mask Works”);

7. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

8. All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights;

9. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

10. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

This security interest is granted in conjunction with the security interest granted to the Agent and the Lenders under the Loan Agreement. The rights and remedies of the Agent and the Lenders with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to the Agent and the Lenders as a matter of law or equity. Each right, power and remedy of the Agent and the Lenders provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by the Agent and the Lenders of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including the Agent or any Lender, of any or all other rights, powers or remedies.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	VRINGO, INC.

BIG Center, Bet Shemesh	By:	/s/ Jon Medved
1 Yigal Allon Blvd Bet Shemesh 00062 Israel Attn: David Corre	Title:	Chief Executive Officer

AGENT:

Address of Agent:	SILICON VALLEY BANK, as Agent and a Lender

One Newton Executive Park, Suite 200	By:	/s/ authorized signatory
2221 Washington Street Newton, Massachusetts 02462 Attn: Mr. Michael Fell	Title:	Senior Advisor

LENDER:

Address of Lender:	GOLD HILL VENTURE LENDING 03, L.P., as a Lender

Two Newton Executive Park, Suite 203	By:	/s/ authorized signatory
2227 Washington Street	Title:	Manager
Newton, MA 02462 Attn: Frank Tower

EXHIBIT A

Copyrights

Description	Registration/ Application Number	Registration/ Application Date
No registered copyrights.

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

Synchronized Voice and Data System	11/997,000	January 28, 2008

Personalization Content Sharing System and Method (USA)	11/544,938	October 10, 2006

Personalization Content Sharing System and Method (USA)	11/744,917	May 7, 2007

Personalization Content Sharing System and Method (Europe)	07706046.5	January 25, 2007

Personalization Content Sharing System and Method (Europe)	08738326.1	December, 2009

Media Content at the End of a Communication	11/549,658	October 16, 2006

User-Chosen Media Content (USA)	11/768,989	June 27, 2007

User-Chosen Media Content (Europe)	07766818.4	June 27, 2007

Pushed Media Content Delivery (USA)	11/775,249	July 10, 2007

Pushed Media Content Delivery (Europe)	07766888.7	July 10, 2007

System and Method for Digital Rights Management	11/773,417	July 4, 2007

Advertisement-Based Dialing	12/186,592	August 6, 2008

Group Sharing of Media Content	11/776,689	July 12, 2007

Media Playing on Another Device	11/853,117	September 11, 2007

Personalized Installation Files	11/858,193	September 20, 2007

Method to Play Vendor Videos	11/923,831	October 25, 2007

Triggering Events for Video Ringtones	12/028,938	February 11, 2008

Smart Contact List	12/043,974	March 7, 2008

Mobile Video Dating Service	12/186,547	August 6, 2008

Roaming Detection	12/193,785	August 19, 2008

Contact Matching of Changing Content Across Platforms	12/367,525	February 8, 2009

Voting System with Content	61/226,718	July 19, 2009

Alternative Ringtones for Mobile Telephones	61/289,454	December 23, 2009

Web-Based Dialing	11/775,248	July 10, 2007

Drag and Drop Selection of Products	11/772,873	July 3, 2007

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

Vringo	78917479	June 27, 2006

Show Me Your Vringo Vringo (US)	77185488	May 20, 2007

Vringo Logo Show Me Your Vringo (European Union)	5951851	April 17, 2008

Vringo Logo Show Me Your Vringo (India)	1623116	November 21, 2007

Vringo Logo Show Me Your Vringo (India)	1623117	November 21, 2007

EXHIBIT D

Mask Works

Description	Registration/ Application Number	Registration/ Application Date
None.